UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2011

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-31313	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332, Naperville, Illinois 60540

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 637-0315

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 16, 2011, Broadwind Energy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Lazard Capital Markets LLC, as the sole book-running manager (the “Underwriter”), relating to the public offering, issuance and sale of 32.5 million shares of Company common stock, $0.001 par value per share (the “Common Stock”).  The price to the public in this offering is $0.40 per share.

The net proceeds to the Company from this offering are expected to be approximately $11.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement and the offering contemplated thereby is qualified in its entirety by reference to such exhibit. The offering is expected to close on or about September 21, 2011, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-176066) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. A copy of the opinion of Sidley Austin LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Item 8.01 Other Events

On September 16, 2011, the Company issued a press release announcing that it had priced the public offering described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the Underwriter fulfilling its obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as well as in the prospectus supplement related to the public offering filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of September 16, 2011, between Broadwind Energy, Inc. and Lazard Capital Markets LLC
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1	Press Release dated September 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

September 16, 2011	By:	/s/ PETER C. DUPREY
Peter C. Duprey
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 16, 2011, between Broadwind Energy, Inc. and Lazard Capital Markets LLC
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)
99.1	Press Release dated September 16, 2011